Exhibit 8.1

WNS (HOLDINGS) LIMITED

LIST OF SUBSIDIARIES

S/No.	Name of Subsidiary	Place of Incorporation

1.	WNS Global Services Netherlands Cooperative U.A.	The Netherlands

2.	WNS North America, Inc.	Delaware, USA

3.	WNS Global Services (UK) Limited	United Kingdom

4.	WNS (Mauritius) Limited	Mauritius

5.	WNS Global Services (Romania) S.R.L.	Romania

6.	WNS Global Services Philippines, Inc.	Philippines

7.	WNS Business Consulting Services Private Limited	India

8.	WNS Assistance Limited(1)	United Kingdom

9.	Accidents Happen Assistance Limited	United Kingdom

10.	WNS Global Services Inc.	Delaware, USA

11.	Business Applications Associates Beijing Limited	China

12.	WNS Capital Investment Limited	Mauritius

13.	WNS Global Services (Private) Limited(2)	Sri Lanka

14.	WNS Customer Solutions (Singapore) Private Limited	Singapore

15.	WNS Global Services Private Limited	India

16.	WNS BPO Services Costa Rica, S.R.L.	Costa Rica

17.	WNS Global Services (Australia) Pty Ltd	Australia

18.	WNS Mauritius Limited ME (Branch)	Dubai Airport Free Zone

19.	WNS Cares Foundation(3)	India

20.	WNS Global Services (UK) Limited (Spółka Z Ograniczoną Odpowiedzialnością) Oddział W Polsce, Gdansk (Branch)	Poland

21.	WNS Global Services SA (Pty) Ltd.	South Africa

22.	Business Applications Associates Beijing Limited Guangzhou Branch (Branch)	China

23.	WNS Global Services (Dalian) Co. Ltd.	China

24.	WNS Global Services Private Limited (Singapore Branch)	Singapore

25.	WNS Legal Assistance LLP	United Kingdom

26	WNS Assistance (Legal) Limited(4)	United Kingdom

27	WNS Global Services (UK) Limited London Bucharest Branch(5)	Romania

28	WNS Global Services (UK) Limited (France Branch)(6)	France

Notes:

(1)	WNS Workflow Technologies Limited was renamed WNS Assistance Limited effective April 13, 2016

(2)	WNS Customer Solutions (Private) Limited, which was a subsidiary of WNS Customer Solutions (Singapore) Private Limited, was amalgamated with WNS Global Services (Private) Limited effective December 31, 2015.

(3)	WNS Cares Foundation is a not-for-profit organization registered under formerly Section 25 of the Indian Companies Act, 1956 (which has become Section 8 of the Indian Companies Act, 2013), formed for the purpose of promoting corporate social responsibilities.

(4)	WNS Assistance (Legal) Limited, a wholly owned subsidiary of WNS Assistance Limited, was incorporated on April 20, 2016.

(5)	WNS Global Services (UK) Limited London Bucharest Branch was formed on February 2, 2016 and is a branch of WNS Global Services (UK) Limited.

(6)	WNS Global Services (UK) Limited (France Branch) was formed on December 16, 2015 and is a branch of WNS Global Services (UK) Limited.